United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2026

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 27, 2026, Cadiz Inc. (the “Company,” or “Cadiz”), through its affiliate Fenner Gap Mutual Water Company (“Fenner Gap”), entered into two agreements for the engineering, procurement and construction of the Mojave Groundwater Bank Northern Pipeline project (the “Northern Pipeline”). As described in greater detail below under Item 1.01, these agreements are Construction Manager at Risk (“CMAR”) agreements establishing guaranteed maximum prices (“GMPs”) for the project’s principal construction packages , including pump stations and pipeline replacement; and together with owner-procured equipment and materials subject to contractual pricing, purchase options or supplier quotations, these agreements establish substantially all of the estimated construction capital expenditures required to place the Northern Pipeline into service.

The CMAR delivery structure provides Fenner Gap with contractually established guaranteed maximum prices for the project’s principal construction packages while allowing the Company to directly procure major long-lead equipment and materials. This approach is intended to reduce construction cost uncertainty, preserve flexibility to competitively procure major equipment and materials, and establish a defined construction capital budget that can be used in connection with the Company’s project financing activities for the Mojave Groundwater Bank.

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2026, Fenner Gap Mutual Water Company (“Fenner Gap”), the mutual water company formed by Cadiz in 2010 to manage and operate the Mojave Groundwater Bank, entered into a CMAR agreement with W.M. Lyles Co. (the “Lyles Agreement”). The Lyles Agreement establishes a GMP of approximately $218.9 million for the pump-station facilities required for operation of the Northern Pipeline. The GMP includes 15% of project contingency and requires Lyles to complete the covered work within the GMP. Accordingly, absent Fenner Gap-directed changes, delays or other adjustments permitted under the agreement, cost increases associated with the covered work will be borne by Lyles or absorbed within the contingency.

Also on July 27, 2026, Fenner Gap entered into a separate CMAR agreement with Mike Bubalo Construction Co., Inc. (the “Bubalo Agreement” and, together with the Lyles Agreement, the “GMP Agreements”). The Bubalo Agreement establishes a GMP of approximately $54.9 million for the pipeline replacement and related facilities required to convert the Northern Pipeline to water conveyance. The guaranteed maximum price includes 10% of project contingency and requires Bubalo to complete the covered work within the GMP. Accordingly, absent Fenner Gap-directed changes, delays or other adjustments permitted under the agreement, cost increases associated with the covered work will be borne by Bubalo or absorbed within the contingency.

Together, the GMP Agreements establish aggregate guaranteed maximum prices of approximately $273.8 million for the primary pipeline replacement and pump-station construction packages required to place the Northern Pipeline into service and deliver approximately 21,275 acre-feet per year under existing water supply contracts. The potential total capacity of the Northern Pipeline is estimated at 25,000 acre-feet per year.

Based on the Company’s current capital budget, the construction capital expenditures required to place the Northern Pipeline into service are estimated at approximately $403.3 million. This capital budget consists of approximately $273.8 million covered by the GMP Agreements and approximately $129.5 million for owner-procured pumps, replacement pipe and power generation equipment, necessary additional wellfield facilities and customary project contingency. Fenner Gap has secured contractual pricing for the replacement pipe and power generation equipment through existing purchase options and has received supplier quotations for the pumps.

The wellfield facilities, representing approximately 5% of the current construction capital budget, or $22 million, are also being competitively procured under a separate GMP structure with contractors with previous experience at the Cadiz Ranch wellfield, and a final GMP is not expected to materially affect the current capital expenditure estimate.

The GMP Agreements are subject to customary adjustments for changes in scope, owner-directed changes, delays, differing site conditions and other events specified in the agreements. They also provide for 50/50 sharing of unused contingency between Fenner Gap and the applicable contractor, return of unused allowances to Fenner Gap, and contract-specific early-completion incentive and delay-damages provisions. Construction will commence following issuance of notices to proceed and satisfaction of applicable financing, permitting and other customary preconstruction conditions, which is expected to occur this calendar year. The agreements reflect pricing and scheduling assumptions based on a September 2026 notice to proceed, but do not automatically terminate or reset the GMPs solely if notice to proceed occurs later, although later notice-to-proceed timing may support permitted schedule or price adjustments.

The foregoing descriptions of the GMP Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Lyles Agreement and the Bubalo Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “projects,” “may,” “will,” “could,” “should,” and similar expressions.

Forward-looking statements in this report include, without limitation, statements regarding the Company’s expectations, plans and estimates concerning the development, construction, financing and operation of its infrastructure and water supply projects, including anticipated costs, schedules, capacities and project milestones. These forward-looking statements are based on current expectations, estimates and assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a variety of factors, including, without limitation: the ability to obtain required financing on acceptable terms or at all; delays in obtaining permits, approvals or other governmental authorizations; changes in construction schedules or project scope; contractor performance issues; labor shortages; supply chain disruptions; equipment availability constraints; increases in material, transportation, labor, energy or other project costs; differing site conditions; weather or environmental conditions; changes in applicable laws, regulations or governmental policies; disputes under project agreements; lawsuits that have been filed or may be filed against the Company and its projects; and other economic, business, regulatory and market factors that could affect the Company’s projects, operations or financial condition.

Additional information regarding risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent filings under the Exchange Act and the Securities Act. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*†	Amended Construction Management At-Risk Agreement, dated July 27, 2026, by and between Fenner Gap Mutual Water Company and W.M. Lyles Co.
10.2*†	Construction Management At-Risk Agreement, dated July 27, 2026, by and between Fenner Gap Mutual Water Company and Mike Bubalo Construction Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

†	Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material and (ii) the type of information that the Company customarily and actually treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date: July 28, 2026

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